                                                                    EXHIBIT 10.2

                             SETTLEMENT AGREEMENT
                             --------------------

    This Settlement Agreement (this "Agreement") is entered into between the Business Software Alliance (the "BSA"), and NTN Communications, Inc., a Delaware corporation ("NTN"), as of the date signed by NTN as indicated below (the "Effective Date").

                                   RECITALS
                                   --------

    A. The BSA is a trade association representing software publishers in the business of developing and marketing a variety of computer software products (the "Computer Software Products");

    B. A dispute has arisen regarding NTN's alleged unauthorized copying or use of certain of the Computer Software Products in the course of its business; and

    C. The BSA and NTN have reached an agreement resolving that dispute and wish to evidence that agreement in writing.

    NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, the BSA and NTN agree as follows:

1.  COMPLIANCE
    ----------

    1.1  Certification of Compliance.  Not later than two hundred (200) days
         ----------------------------
after the Effective Date, NTN, through one of its corporate officers, shall deliver to the law firm of Donahue Gallagher, Woods & Wood, LLP (the "BSA's Attorneys") a certification, in the form of Exhibit A, attached hereto and hereby incorporated herein, certifying that:

         (a) the software audit results provided to the BSA during the negotiation of this settlement are true and accurate and contain a complete and accurate list of all copies of all Computer Software Products on NTN's computers as of September 8, 1998;

         (b) all Computer Software Products installed on NTN's computers for which NTN does not have a license have been destroyed; and

         (c) all remaining copies of the Computer Software Products installed, used or operated on NTN's computers are licensed to NTN and are utilized solely in accordance with the Computer Software Products' respective licenses.

    1.2  Schedules.  NTN shall attach to the certification required by Section
         ----------
1.1 hereof the following schedules:

         (a) a list identifying each Computer Software Product that was destroyed pursuant to Section 1.1(b) hereof, and the number of copies destroyed;

         (b) a list identifying all Computer Software Products, including version number, purchased by NTN since September 8, 1998, the quantity of licenses for each Computer Software Product purchased, the dates of the purchases, and the price paid; and

         (c) copies of receipts or invoices reflecting proof of each purchase listed in Section 1.2(b) hereof.

    1.3  Warranty of Continued Compliance.  NTN hereby warrants that all copies
         ---------------------------------
of the Computer Software Products coming into its possession or under its control from the Effective Date forward will be licensed to NTN and installed and utilized solely in accordance with the applicable license agreement for each such Computer Software Product.

    1.4  Software Code of Ethics.  NTN shall execute the Software Code of Ethics
         ------------------------
attached hereto as Exhibit B and hereby incorporated herein (the "Code"). Within two hundred (200) days following the Effective Date, NTN shall deliver a copy of the executed Code to all of NTN's affiliated companies, employees, agents, and/or personnel, as well as to the BSA's Attorneys with confirmation of delivery to such other parties. NTN shall provide a copy of the Code to all new employees at the commencement of their employment at NTN, and shall reissue the Code annually for three (3) years following the Effective Date.

    1.5  Inspections.  For three (3) years following the Effective Date, NTN
         ------------
shall permit the BSA, at the BSA's option and expense, to conduct two (2) inspections per year of NTN's computers at each of NTN's offices or locations to confirm the absence of infringing copies of the Computer Software Products. The BSA agrees to provide one (1) week's notice of any such inspection and to conduct any such inspection in a manner designed to minimize any disruption to NTN's business activities. In the event the BSA discovers any unlicensed Computer Software Products during an inspection, NTN shall reimburse the BSA for the cost of the inspection. NTN agrees that this cost reimbursement shall be separate from and in addition to any damages or costs for which NTN may be liable under the Copyright Act as a result of any infringement discovered during any such inspection.

2.  RESOLUTION OF LIABILITY
    -----------------------

    2.1  Settlement Payment.  NTN shall pay to the BSA the sum of Three Hundred
         -------------------
Thirty-nine Thousand Eight Hundred Sixty-four and 24/100 Dollars ($339,864.24). This amount shall be paid in ten (10) installment payments, as follows. The first payment, due upon NTN's execution of this Agreement, shall be in the amount of Thirty-three Thousand Eight Hundred Sixty-four Dollars and Twenty-four Cents ($33,864.24). The remaining balance will be paid in nine (9) equal monthly installment payments of Thirty-four

Thousand Dollars ($34,000) each, and will be due on the 1st day of each month commencing December 1, 1999 and continuing through August 1, 2000. Each such payment shall be in the form of a check made payable to the "Business Software Alliance," and shall be delivered via overnight courier/service, to the BSA's Attorneys.

    2.2  Release.  Through the BSA, Adobe Systems Incorporated, a Delaware
         --------
corporation; Autodesk, Inc., a Delaware corporation; Microsoft Corporation, a Washington corporation; and Symantec Corporation, a Delaware corporation; each hereby releases and forever discharges NTN, its officers, directors, employees, shareholders, attorneys and assigns from any and all claims, demands, causes of action, actions and costs relating to the alleged unauthorized copying and use of its respective Computer Software Products listed below, occurring before the one hundred eighty-first (181st) day following the Effective Date: Adobe Acrobat(R) software, Adobe After Effects (R) software, Adobe Illustrator(R) software, Adobe PageMaker(R) software, Adobe(R) PhotoDeluxe(TM) software, Adobe Photoshop(R) software, Adobe Premiere(R) software, Autodesk(R) 3D Studio MAX(R) software, Microsoft(R) Access software, Microsoft(R) C++ software, Microsoft(R) Excel software, Microsoft(R) Exchange software, Microsoft(R) Frontpage(R) software, Microsoft(R) Frontpage(R) Web software, Microsoft(R) MS-DOS(R) software, Microsoft(R) Outlook(TM) software, Microsoft(R) PowerPoint(R) software, Microsoft(R) Visual Basic(R) software, Microsoft(R) Visual Basic(R) Enterprise software, Microsoft(R) Visual Basic(R) Professional software, Microsoft(R) Visual Internet Developer software, Microsoft(R) Windows NT(TM) Workstation software, Microsoft(R) Windows(R) software, Microsoft(R) Word software, Symantec(R) Norton Utilities software, Symantec(R) pcAnywhere(R) software, and Symantec(R) Visual Cafe software; provided, however, that this release is conditioned on the accuracy of the representations and the performance of the obligations listed in Sections 1 through 2.1 of this Agreement. Additionally, in no event shall this release extend to any claim that NTN has engaged in the sale or transfer of any Computer Software Product to any person or entity not related to NTN or that any proprietary rights in any of the Computer Software Products specifically identified in this Section have been infringed by the incorporation of any Computer Software Product, or part thereof, into any software product produced, transferred or sold by NTN or its principals, agents and/or employees.

3.  MISCELLANEOUS
    -------------

    3.1  Entire Agreement.  This Agreement and the exhibits attached hereto set
         -----------------
forth the entire agreement of the BSA and NTN. No amendment may be made to this Agreement unless it is in writing and signed by the BSA and NTN.

    3.2  Attorneys' Fees.  In the event that legal action is brought to enforce
         ----------------
the terms of this Agreement, the prevailing party in any such legal action or proceeding shall be entitled, in addition to any other rights and remedies it may have, to an award of the costs of the action, including an award of court costs, actual attorneys' fees and experts' fees.

    3.3  Severability.  In the event any provision of this Agreement is held
         -------------
invalid, illegal, or unenforceable by a court of competent jurisdiction, that provision shall be severed from this Agreement and the remaining provisions shall continue in force.

    3.4  Binding Agreement.  The terms and provisions of this Agreement shall be
         ------------------
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, transferees and assigns. This Agreement shall become binding and effective upon its execution by both parties.

    3.5  Jurisdiction.  This Agreement shall be governed by the laws of the
         -------------
District of Columbia, without regard to its conflict of laws principles. NTN expressly consents to the personal jurisdiction of the courts of the District of Columbia with respect to any dispute arising out of this Agreement.

    IN WITNESS WHEREOF, the BSA and NTN have executed this Agreement as of the date signed by NTN.


NTN COMMUNICATIONS, INC.

By:  /s/ Kendra Berger
     -------------------------------
     Name: Kendra Berger
     Title: Chief Financial Officer
     Date: 11/1/99


BUSINESS SOFTWARE ALLIANCE

By:
     -------------------------------
     Robert W. Holleyman II
     President
     Date:

                                   EXHIBIT A
                                   ---------

                         CERTIFICATE OF COMPLIANCE OF
                           NTN COMMUNICATIONS, INC.
                           ------------------------

    I, ______________________________, am the __________________________ of NTN
Communications, Inc. ("NTN") and am authorized to provide this certificate.

    As of __________________, 2000, (180 days following the Effective Date of the Settlement Agreement between the Business Software Alliance [the "BSA"] and NTN [the "Agreement"]), I hereby certify that:

    (a) the information and audit results provided to the BSA and/or its attorneys during the negotiation of the settlement described in the Agreement are true and accurate and contain a complete and accurate list of all copies of all computer software products developed and marketed by the software companies whose interests are represented by the BSA (the "Computer Software Product") installed on NTN's computers as of September 8, 1998;

    (b) all Computer Software Products installed on NTN's computers for which NTN does not have a license have been destroyed;

    (c) all remaining copies of the Computer Software Products installed on NTN's computers are licensed to NTN and utilized solely in accordance with their licenses.

    I further certify that attached hereto as Schedule 1 is a list of the Computer Software Products destroyed as certified in paragraph (b) above; attached hereto as Schedule 2 is a list of the Computer Software Products, including version number, purchased by NTN since September 8, 1998, the quantity of the licenses for the Computer Software Products purchased, the dates of the purchases, and the price paid; and attached hereto as Schedule 3 are copies of receipts or invoices as proof of the software purchases described in Schedule 2.

    I declare under penalty of perjury under the laws of the State/Commonwealth of ______________________ and the United States that the foregoing is true and correct.

    Executed this _____ day of _________________, 2000, at ___________________,
California.



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